Exhibit 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the
Prospectus and Statement of Additional Information in Post-Effective Amendment No. 95 to the Registration Statement on Form N-1A of
Fidelity Devonshire Trust: Fidelity Mid-Cap Stock Fund, of our report dated June 5, 1998 on the financial statements and financial highlights included in the April 30, 1998 Annual Report to
Shareholders of Fidelity Mid-Cap Stock Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the
Statement of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
June 16, 1998